Exhibit 10.3

Execution Version

FORM OF SUBSCRIPTION AGREEMENT

This subscription agreement (this “Agreement”) dated as of August 30, 2024, is made by and between Emergent BioSolutions Inc., a Delaware limited liability company (the “Company”), and OHA CA Customized Credit Fund, L.P. – OHA Senior Private Lending Fund (CA 3), OHA CA Customized Credit Fund, L.P. – OHA Senior Private Lending Fund (CA 5), OHA Credit Cadenza Fund, L.P., OHA CA Customized Credit Fund,
L.P. – OHA Credit Solutions Fund II (CA Parallel), OHA Credit Solutions II Master Fund A SPV, L.P., OHA Enhanced Credit Strategies Master Fund, LP, OHA Falcon Fund, L.P., Future Fund Board of Guardians, Indiana Public Retirement System, OHA Centre Street Partnership, L.P., OHA Delaware Customized Credit Fund Holdings, L.P., OHA Dynamic Credit ORCA Fund, L.P., Illinois State Board of Investment, OHA SA Customized Credit Fund, L.P. and OHA Tactical Investment Fund, L.P. (each, a “Subscriber” and collectively, the “Subscribers”).

RECITALS

WHEREAS, on the date hereof, the Company entered into that certain Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders who are party to the Credit Agreement and the lenders who may become a party to the Credit Agreement pursuant to the terms thereof, as Lenders, and OHA Agency LLC, as Administrative Agent for the Lenders, as a condition to which, inter alia, the Company agreed to issue to the Subscribers and the Subscribers are entitled to acquire: (i) warrants (the “Series I Warrants”) entitling the holders thereof to purchase 1,000,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) at the Series I Exercise Price, as adjusted in accordance with that certain warrant agreement (the “Warrant Agreement”) dated as of the date hereof, between the Company and Broadridge Corporate Issuer Solutions LLC a Delaware limited liability company, as Warrant Agent, and on the terms and subject to the conditions set forth in the Warrant Agreement and (ii) warrants (the “Series II Warrants” and together with the Series I Warrants, the “Warrants”) entitling holders thereof to purchase 1,500,000 shares of Common Stock at the Series II Exercise Price, as adjusted in accordance with the Warrant Agreement and on the terms and subject to the conditions set forth in the Warrant Agreement; and

WHEREAS, as a condition to the Credit Agreement, the Company also agreed to issue to the Subscribers and each Subscriber is entitled to acquire in accordance with this Agreement its pro rata portion of the aggregate shares of Common Stock subscribed to hereby;

WHEREAS, the aggregate number of shares of Common Stock subscribed to hereby (the “Term Loan Common Stock”) shall equal the number obtained by dividing $10,000,000 by the volume weighted average price per share of Common Stock for the thirty (30) consecutive Trading Days ending on, but excluding, the 10th Business Day at the close of trading on the New York Stock Exchange (“NYSE”) (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Company and the Subscribers) after the date hereof (the “Issue Date”), which shall be agreed upon in writing by the Company and the Subscribers on the 11th Business Day after the Issue Date; provided, however, that notwithstanding the foregoing, (i) the maximum number of shares of the Term Loan Common Stock, together with the shares of Common Stock issuable under the Warrants on the Issue Date, shall not exceed 19.9% of either (a) the total number of outstanding shares of Common Stock, on the date hereof or (b) the total voting power of the Common Stock outstanding on the date hereof that are entitled to vote on a matter being voted on by holders of the Company’s Common Stock, in each case as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, stock combinations and similar transactions (the “Share Cap”) and (ii) in the event that the Share Cap would be exceeded, the number of shares of the Term Loan Common Stock issuable hereunder on the Issue Date shall be reduced.

WHEREAS, the Company desires to issue and sell the aggregate Term Loan Common Stock to the Subscribers subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENTS

ARTICLE I

SUBSCRIPTION FOR TERM LOAN COMMON STOCK

1.1. Defined Terms. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Warrant Agreement.

1.2. Subscription. Each Subscriber hereby irrevocably subscribes for its pro rata portion of the Term Loan Common Stock in such pro rata amounts as set forth in the schedule attached hereto as Schedule A, and subject to the terms and conditions provided for herein, including the reduction in the aggregate number of shares of Term Loan Common Stock as provided for in the recitals above. The aggregate number of shares of Term Loan Common Stock shall be agreed upon in writing by the Company and the Subscribers on the 11th Business Day after the Issue Date, subject to the terms and conditions provided for herein.

ARTICLE II

REPRESENTATIONS AND COVENANTS OF THE SUBSCRIBERS

2.1. Representations and Covenants. Each Subscriber hereby represents and warrants to the Company as follows as of the date hereof:

(a) Organization. Each Subscriber is validly existing and in good standing under the laws of its jurisdiction of incorporation and formation

(b) Power and Authority. Each Subscriber has all requisite corporate, partnership or limited liability company power and authority (as applicable) to enter into this Agreement and the Warrant Agreement, (ii) to perform its obligations under this Agreement and (iii) to consummate the transactions subject to this Agreement and the Warrant Agreement. This Agreement and the Warrant Agreement have been duly authorized, executed and delivered by each Subscriber and constitute the valid and legally binding agreements of each Subscriber enforceable in accordance with its terms, as applicable, against each Subscriber, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time may be in effect, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) considerations of public policy.

(c) No Violations with Laws and Other Instruments. The execution and delivery of this Agreement and the Warrant Agreement by each Subscriber and the consummation by each Subscriber of the transactions contemplated by this Agreement and the Warrant Agreement does not (with or without the giving of notice or the lapse of time or both) conflict with or result in any violation of or default under (i) any provision of any charter, bylaws, trust agreement, partnership agreement, or other organizational document, as the case may be, of each Subscriber or (ii) any material agreement, certificate or other instrument to which each Subscriber is a party or by which each Subscriber is bound, except in the case of clause (ii), as would not, individually or in the aggregate, have a material adverse effect.

(d) Accreditation. Each Subscriber is, and was at the time such Subscriber was offered the Term Loan Common Stock and Warrants, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and is experienced in investing in transactions of the type contemplated by this Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including each Subscriber’s participation in the purchase of the Warrants.

(e) Investment Intent. Each Subscriber is acquiring the Term Loan Common Stock, Warrants and Warrant Shares for its own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable securities laws, and each Subscriber has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization.

(f) Access. Each Subscriber has carefully reviewed and is familiar with the terms of this Agreement and the Warrant Agreement. Each Subscriber has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the investment in the Term Loan Common Stock, Warrants and Warrant Shares.

(g) Illiquidity. Each Subscriber understands that, without an effective registration statement or a shelf registration covering the resale of the Term Loan Common Stock, the Warrants and the Warrant Shares, which registration statement shall be filed pursuant to the Warrant Agreement, restrictions exist on transferability of the Term Loan Common Stock, Warrants and Warrant Shares, that no market for resale of the Warrants exists or is expected to develop, and that each Subscriber may not be able to liquidate its investment in the Company. Each Subscriber represents and warrants further that it has no contract, understanding, agreement or arrangement with any Person to sell or transfer or pledge to such Person or anyone else any of the Term Loan Common Stock for which each Subscriber hereby subscribes (in whole or in part); and each Subscriber represents and warrants that it has no present plans to enter into any such contract, undertaking, agreement or arrangement except as otherwise permitted under this Agreement and the Warrant Agreement.

(h) Restrictive Legends. Each Subscriber understands that the Term Loan Common Stock, Warrants and Warrant Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Term Loan Common Stock, Warrants and Warrant Shares have not been registered under the Securities Act and that the Company is not required to register the Term Loan Common Stock, Warrants and Warrant Shares except as set forth in the Warrant Agreement. Each Subscriber understands that the Term Loan Common Stock, Warrants, and Warrant Shares will bear legends restricting the transfer thereof. Each Subscriber undertakes and agrees that it will not offer for sale, resell, assign, pledge or otherwise dispose of the Term Loan Common Stock, Warrants or Warrant Shares, or any interest therein, at any time, except pursuant to an effective registration statement under the Securities Act or pursuant to exemption from registration under the Securities Act.

(i) Trading Activity. Each Subscriber represents that as of the date hereof it does not beneficially own any securities of the Company. Each Subscriber shall not, and shall cause its Affiliates not to, engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any “short sales,” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended, involving the Company’s securities) during the period from the date hereof until the Issue Date. Each Subscriber represents that from and on the time each Subscriber became aware of the offering of the Term Loan Common Stock and Warrants, neither it, nor any Affiliate acting on its behalf, has directly or indirectly engaged in any transactions in the Company’s securities (including, without limitation, any short sales).

(a) No Conflicts with Sanctions Laws. None of the Subscribers, nor any of their subsidiaries, directors or officers, nor, to the knowledge of any Subscriber, any employee, agent, affiliate or other person associated with or acting on behalf of any Subscriber or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or His Majesty’s Treasury, nor is any Subscriber or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions, including, as of the date of this Agreement, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria.

(b) No Related Party Relationships. No relationship, direct or indirect, exists between or among any Subscriber or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that constitutes as a “related person” as defined by Regulation S-K of the Securities Act. Each Subscriber represents that it is not a “Substantial Shareholder,” “Related Party” or “Active Related Party” as those terms are used in Section 312 (Shareholder Approval Policy) of the NYSE Listed Company Manual.

(c) Awareness of Risks; Taxes. Each Subscriber understands that investment in the Company entails a high degree of risk and understands the risks associated with the Company and each Subscriber’s investment in the Company. In making its decision to purchase the Term Loan Common Stock and Warrants, each Subscriber represents that it has relied solely upon independent investigation made by such Subscriber and/or any professional advisor(s) of such Subscriber. Each Subscriber is aware that ownership of Common Stock of the Company involves a substantial degree of risk, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), and a risk of loss of the Subscriber’s entire investment and that there is no assurance of any return on such investment. Each Subscriber further represents that it is relying solely on its own conclusions or the advice of its own counsel or investment representative with respect to tax aspects of any investment in the Company.

(d) No Determinations. Each Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Term Loan Common Stock, Warrants or Warrant Shares or made any findings or determination as to the fairness of the investment.

(e) Disclosure; No Reliance. Each Subscriber understands and agrees that, other than the representations and warranties of the Company set forth in Article 3 herein, neither the Company nor any other Person makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to each Subscriber by or on behalf of the Company or related to the transactions contemplated hereby, and nothing contained in any other documents provided or statements made by or on behalf of the Company to each Subscriber is, or shall be relied upon as, a promise or representation by the Company or any other person that any such information is accurate or complete.

2.2. Survival. Each Subscriber acknowledges that the Company has relied and will rely upon the representations and warranties of, and information furnished by, each Subscriber set forth in this Agreement and that all such representations and warranties, and furnished information, shall survive the closing of the issuance of the Term Loan Common Stock and Warrants.

ARTICLE III

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1. Representations and Covenants. The Company hereby represents and warrants to, and agrees with, each Subscriber as of the date hereof as follows:

(a) Organization. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has the full corporate power and authority to own its property, carry on its business as now being conducted, and to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

(b) Power and Authority. The Company has all requisite corporate power and authority to enter into this Agreement and the Warrant Agreement, (ii) to perform its obligations under this Agreement, the Warrant Agreement and the Warrants and (iii) to consummate the transactions that are subject to this Agreement and the Warrant Agreement. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Warrants and the transactions contemplated therein have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreement of the Company enforceable in accordance with its terms against the Company, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time may be in effect, (B) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) considerations of public policy.

(c) Due Authorization and Valid Issuance. The Term Loan Common Stock, when issued and delivered and paid for in compliance with the provisions of this Agreement and the Credit Agreement, and the Warrants and Warrant Shares, when issued and delivered and paid for in compliance with the provisions of the Warrant Agreement, as applicable,s shall be duly authorized, validly issued, fully paid and non-assessable and free of restrictions on transfer except for restrictions on transfer arising under (i) applicable securities laws, (ii) the Company’s certificate of incorporation, bylaws and other organizational documents, (iii) this Agreement, the Warrant Agreement and the Credit Agreement and (iv) liens, encumbrances and other restrictions.

(d) Ranking. As of the Issue Date, the Company has no outstanding equity interests other than shares of Common Stock, and options and other rights to acquire Common Stock consistent with the Company’s disclosures in its filings under the Exchange Act.

(e) No Violations with Laws and Other Instruments. The execution and delivery of this Agreement and the Warrant Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Warrant Agreement does not (with or without the giving of notice or the lapse of time or both) conflict with or result in any violation of or default under (i) any provision of the Company’s certificate of incorporation, bylaws or other organizational documents or (ii) any material agreement, certificate or other instrument to which the Company is a party or by which the Company is bound, except in the case of clause (ii), as would not, individually or in the aggregate, have a material adverse effect.

(f) No Integration. Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company) under circumstances which would require the integration of such offering with the offering of the Term Loan Common Stock to be issued pursuant to this Agreement and the Credit Agreement or the Warrants or the Warrant Shares to be issued pursuant to the Warrant Agreement under the Securities Act, and the rules and regulations of the SEC (promulgated thereunder) which would reasonably be expected to subject the offering, issuance or sale of the Term Loan Common Stock to the Subscribers pursuant to this Agreement and the Credit Agreement, and the offering, issuance or sale of the Warrants or the Warrant Shares to the Subscribers pursuant to the Warrant Agreement to the registration requirements of the Securities Act.

(g) Exempt from Registration. The offer, issuance, sale and delivery of the Term Loan Common Stock pursuant to this Agreement and the Credit Agreement, and the offer, issuance, sale and delivery of the Warrants, and upon exercise of the Warrants pursuant to the terms and conditions of the Warrant Agreement, as applicable, the issuance, sale and delivery of the Warrant Shares, as applicable, are, assuming the accuracy of the representations and warranties set forth herein, in compliance with, and exempt from the registration requirements of, the Securities Act and all other applicable securities laws.

(h) No Material Misrepresentations or Omissions. As of the date of this Agreement, no report, financial statement, certificate or other information furnished (in writing) by or on behalf of the Company to the Subscribers in connection with the negotiation of this Agreement or the Warrant Agreement (taken as a whole with any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information or forecasts, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projected financial information and forecasts are not to be viewed as facts, are subject to significant uncertainties and contingencies, that no assurance can be given that any particular projected financial information or forecast will be realized and that actual results may vary materially from such projection or forecast.

3.2. Survival. The Company acknowledges that each Subscriber has relied and will rely upon the representations and warranties of, and information furnished by, the Company set forth in this Agreement and that all such representations and warranties, and furnished information, shall survive the closing of the issuance of the Term Loan Common Stock and Warrants.

ARTICLE 4

MISCELLANEOUS

4.1. Amendments and Modifications; Waivers. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the Company and each Subscriber. No waiver by either the Company or any Subscriber of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

4.2. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Subscribers, to:

c/o Oak Hill Advisors, L.P.

1 Vanderbilt Avenue, 16th Floor

New York, NY 10017

Attention: Joseph Goldschmid

Email: ***; ***

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Timothy Cruickshank, Christodoulos Kaoutzanis

Email: ***; ***

If to the Company, to:

Emergent BioSolutions, Inc.

300 Professional Drive

Gaithersburg, MD 20879

Attention: Richard Lindahl

Email: ***

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, New York 10153

Attention: Frank Adams

Email: ***

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

4.3. Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof relating to conflict of laws.

4.4. Assignment; Binding Effect. This Agreement and the rights and obligations set forth herein shall be binding upon, and shall inure to the benefit of, the Subscribers, the Company, and their respective successors and permitted assigns. No party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that any Subscriber may, without the consent of the Company, assign its rights and obligations hereunder to any Person to whom such Subscriber transfers all or any portion of its Warrants in compliance with the Warrant Agreement. Each provision of this Agreement shall be considered severable and if for any reason any provision that is not essential to the effectuation of the basic purposes of this

Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under Law, such invalidity shall not impair the operation of or affect any other provisions of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable Law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

4.5. Entire Agreement. This Agreement, including the schedule and exhibit hereto, constitute the entire agreement, and supersede all prior agreements or understandings between the parties hereto with respect to the subject matter hereof and thereof.

4.6. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any counterparts of this Agreement or any signatures thereon delivered by facsimile transmission or other electronic method (including by email in portable document format (pdf)) shall be deemed an original executed document for all purposes hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date first written above.

Very truly yours,

EMERGENT BIOSOLUTIONS, INC.

By:
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Company has accepted this Agreement as of the date first written above.

Very truly yours,

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Schedule A

Subscriber	Pro Rata Amount

$10,000,000